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                         [LOGO OF SBA COMMUNICATIONS]

                                      NEWS

                              FOR IMMEDIATE RELEASE
                              ---------------------

                         SBA COMMUNICATIONS CORPORATION
                   ANNOUNCES EXERCISE OF OVER-ALLOTMENT OPTION

SBA COMMUNICATIONS CORPORATION (NASDAQ: SBAC); BOCA RATON, FLORIDA,
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August 15, 2000
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SBA Communications Corporation (Nasdaq: SBAC) announced today that the underwriters of its recent offering of 5,000,000 shares of Class A common stock, led by Lehman Brothers and Deutsche Banc Alex. Brown, have exercised their over-allotment option to purchase an additional 750,000 shares of Class A common stock at the offering price of $43 per share. The net proceeds from the exercise of the over-allotment option will be used to finance the construction and acquisition of towers and related businesses, repay outstanding debt and for general working capital purposes.

The closing of the sale of the additional shares is expected to occur on August 17, 2000 and is subject to customary closing conditions. The shares will be sold pursuant to SBA's shelf registration statement, which was previously declared effective by the Securities and Exchange Commission. The shares may be offered only by means of a prospectus supplement. A copy of the prospectus supplement and related base prospectus relating to the common stock offering may be obtained from the Prospectus Department, Lehman Brothers, c/o ADP Financial Services, Prospectus, 55 Mercedes Way, Edgewood, NY 11717, telephone (631) 254-7269.

SBA is a leading independent owner and operator of wireless communications infrastructure in the United States. SBA's primary focus is the construction of new towers and acquisition of existing towers for its own account. Since it was founded in 1989, SBA has participated in the development of over 14,000 antenna sites in the United States.

This press release does not constitute an offer of any securities for sale. A shelf registration statement relating to the foregoing has previously been filed and declared effective. Any offer, if at all, will be made only by means of a prospectus supplement forming a part of such registration statement.

          For further information, please contact: Jeffrey A. Stoops, President, at 561-995-7670.

Information Concerning Forward-Looking Statements

Some information in this release is forward looking. These forward-looking statements may be affected by the risks and uncertainties in the company's business. This information is qualified in its entirety by cautionary statements and risk factor disclosure contained in certain of the company's Securities and Exchange Commission filings. The company wishes to caution readers that certain important factors may have affected and could in the future affect the company's actual results and could cause the company's actual results for subsequent periods to differ materially from those expressed in any forward-looking statement made by or on behalf of the company. Such factors include, but are not limited to, (1) our ability

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to secure as many site leasing tenants as planned; (2) our ability to expand our site leasing business and maintain or expand our site development business; (3) our ability to complete construction of new towers on a timely and cost-efficient basis, including our ability to successfully address zoning issues, carrier design changes, changing local market conditions and the impact of adverse weather conditions; (4) our ability to identify and acquire new towers, including our capability to timely complete due diligence and obtain third party consents; (5) our ability to retain current lessees on newly acquired towers;
(6) our ability to realize economies of scale for newly acquired towers; (7) the continued dependence on towers and outsourced site development services by the wireless communications industry; (8) our ability to compete effectively for new tower opportunities and site development services in light of increased competition; (9) our ability to raise substantial additional financing to expand our tower holdings; and (10) our ability to fulfill the terms of financing set forth in the "universal shelf" registration statement. With respect to proposed acquisitions, a number of factors including without limitation ongoing due diligence, third party consents and the lack of definitive documentation will affect the timing of consummation or whether such acquisitions are ever consummated (of which there can be no assurance). With respect to pending new tower build projects, a number of factors will affect the timing and number of new build completions, including without limitation zoning difficulty, carrier design changes, changing local market conditions and weather. The company undertakes no obligation to update forward-looking statements to reflect events or circumstances after the date hereof.